                                                                   EXHIBIT 23.02





                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Northern States Power Company (Wisconsin) (the Company) on Form S-3 of our report on the financial statements of the Company for the years ended December 31, 1994 and 1993, dated January 27, 1995, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1995 and of our report on the financial statements of Northern States Power Company, Minnesota and Subsidiaries (the Companies) for the years ended December 31, 1994 and 1993, dated February 8, 1995 (which contains an explanatory paragraph related to the Companies' change in method of accounting for post-retirement health care costs in 1993), appearing in the Annual Report on Form 10-K of the Companies for the year ended December 31, 1995, which is incorporated by reference in the Company's Annual Report on Form 10-K, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
May 3, 1996